                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              GREAT WESTERN FINANCIAL TRUST I
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             (Exact name of registrant as specified in its charter)

Delaware                                                95-6996765
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(State of incorporation or organization)                 (I.R.S. Employer
                                                        Identification No.)

               9200 Oakdale Avenue, Chatsworth, California 91311
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              (Address of principal executive offices)  (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered
     -------------------                         -------------------------------

     % Trust Originated Preferred Securities     New York Stock Exchange, Inc.
     (and the Guarantee with respect thereto)



          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]


          Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

     The information included under the headings "Description of the Offered Preferred Securities," "Description of the Subordinated Notes," "Effect of Obligations Under the Subordinated Notes and the Guarantee," "Description of Depositary Shares" and "Description of Cumulative Preferred Stock" in the form of Prospectus Supplement included as Exhibit 99.1 to Amendment No. 2 to Registration Statement on Form S-3 of Great Western Financial Corporation and Great Western Financial Trust I (Registration No. 33-63057) (the "Registration Statement") and under the headings "Description of Debt Securities," "Description of Preferred Stock," "Description of Depositary Shares," "Description of Preferred Securities" and "Description of Guarantee" in the Prospectus included in the Registration Statement is incorporated herein by reference. The final Prospectus Supplement and Prospectus to be filed by the Registrant pursuant to Rule 424(b) is also deemed incorporated by reference herein upon such filing.

Item 2.  Exhibits.
         --------

     1. Form of Amended and Restated Declaration of Trust of Registrant (included as an exhibit to the Registrant's Registration Statement No. 33-63057 and incorporated herein by reference).

     2. Indenture, dated as of September 12, 1990, between Great Western Financial Corporation ("GWFC") and Harris Trust and Savings Bank, as Trustee (included as an exhibit to Registration Statement No. 33-34322 and incorporated herein by reference).

     3. First Supplemental Indenture, dated as of April 30, 1993, between GWFC and Harris Trust and Savings Bank, as Trustee (included as an exhibit to Registration Statement No. 33-60206 and incorporated herein by reference).

     4. Form of Second Supplemental Indenture between GWFC and Harris Trust and Savings Bank, as Trustee (included as an exhibit to the Registrant's Registration Statement No. 33-63057-1 and incorporated herein by reference).

     5. Form of Guarantee Agreement by GWFC of the Preferred Securities (included as an exhibit to the Registrant's Registration Statement No. 33-63057 and incorporated herein by reference).

     6. Form of Preferred Security (attached as Annex 1 to Exhibit A to the Form of Amended and Restated Declaration of Trust included in Exhibit 1).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the registrant, thereunto duly authorized.

Date: November 29, 1995.
                                       GREAT WESTERN FINANCIAL TRUST I



                                       By:  CARL F. GEUTHER
                                            -----------------------------------
                                            Carl F. Geuther, as Trustee



                                       By:  J. LANCE ERIKSON
                                            -----------------------------------
                                            J. Lance Erikson, as Trustee



                                       By:  BRUCE F. ANTENBERG
                                            -----------------------------------
                                            Bruce F. Antenberg, as Trustee



                                       GREAT WESTERN FINANCIAL CORPORATION
                                         Sponsor of the Registrant and
                                         Guarantor under the Guarantee



                                       By:  CARL F. GEUTHER
                                            ------------------------------------
                                            Carl F. Geuther
                                            Executive Vice President

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